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                                                                     Exhibit 4.1

                            Neutron Enterprises, Inc.

                                  SECURED NOTE
                                 MARCH 23, 2007

THIS NOTE AND THE SECURITIES TO BE ISSUED UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE CONVERTED UNLESS THE HOLDER THEREOF PROVIDES THE ISSUER WITH A WRITTEN CERTIFICATION THAT THIS NOTE IS NOT BEING CONVERTED BY OR ON BEHALF OF ANY "U.S. PERSON" AS SUCH TERM IS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT, OR PROVIDES A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT THIS NOTE AND THE SECURITIES TO BE ISSUED UPON ITS CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR ARE EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THIS NOTE AND THE SECURITIES TO BE ISSUED UPON ITS CONVERSION MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. HEDGING TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, SHORT SALES, SWAPS OR DERIVATIVE SECURITIES TRANSACTIONS, INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

$2,100,000 USD                                                  Toronto, Ontario

FOR VALUE RECEIVED NEUTRON ENTERPRISES, INC., a Nevada corporation ( the "Company'), promises to pay to or to the order of CALEDONIA CORPORATE MANAGEMENT GROUP LIMITED (the "Lender"), the principal sum of Two Million One

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Hundred Thousand US Dollars ($2,100,000), or such lesser amount as shall be equal to the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum. The interest shall be calculated each month on the unpaid balance of this Note, from time to time, and accrued to the principal sum of this Note. Interest shall compound annually and shall be paid at the same time as the Principal sum due under this Note is payable. Interest shall be paid at the same rate before and after default. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of:

(i)   the expiry of the Term,

(ii)  upon the occurrence of an Event of Default (as defined below), or

(iii) at the option of the holder of this Note on the date that the Company has completed raising $7,000,000 USD whether by way of debt or equity or any combination thereof in addition to the $7,000,000 USD raised by the Company by way of a private placement completed prior to the date of this Note.

The Company shall make all payments when due under this Note in immediately available United States Dollars, no later than 2:00 PM (Toronto time) on the date such payment is due in the manner and at the address for such purpose specified by Lender from time to time in writing.

The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Company agrees;

1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

     (a) "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of New York or Switzerland.

     (b) "General Security Agreement" means the general security agreement dated March 23rd, 2007 signed by the Company granting a security interest in favour of the holder of this Note in certain collateral of the Company as therein described.

     (c) "Lien" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

     (d) "Term" means, the earlier of eighteen months from the date funds are advanced under this Note to the Company or (ii) September 23, 2008.

     (c) "Transaction Documents" means the General Security Agreement.

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     (e) "Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or governmental authority.

3. PREPAYMENT.

Upon five (5) days prior written notice to Lender, the Company may prepay this
Note in whole or in part; provided that any such prepayment will be applied first to interest accrued on this Note and second, if the amount of prepayment exceeds the amount of all such accrued interest, to the payment of principal of this Note.

4. EVENTS OF DEFAULT.

The occurrence of a Default defined in the General Security Agreement shall constitute, be and be deemed to be an Event of Default under this Note.

5. RIGHTS OF LENDER UPON DEFAULT.

Upon the occurrence or existence of any Event of Default all principal and accrued interest Company under this Note shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, by the Company anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy granted to it or made available to it by or under the Transaction Documents or otherwise permitted by law or in equity or both.

6. CONVERSION RIGHT, Investment Intent and Conversion Restrictions

     (a) Lender is hereby granted the right at any time or times after the date of this Note and on or prior to 5:00 PM (Toronto Time) on September 23rd, 2008 , to convert all or part of the principal and accrued interest payable under this Note to shares of the Company listed on a recognized stock exchange at the rate of $2.50 USD per share. The right to convert hereby granted to the Lender shall be exercised by written notice to the Company in the form annexed hereto as Appendix A. Upon the exercise of the right to convert the Company shall deliver to the Lender certificates for shares equal to the amount of principal and interest due under this Note being converted by the Lender. The issuance of such certificates shall be made without charge to the Lender and all of which charges shall be paid by the Company. The right to convert herein provided shall not entitle the Lender to any rights as a shareholder of the Company prior to the exercise of the conversion right.

     (b) Lender, by acceptance hereof, acknowledges that this Note and the shares to be issued upon conversion hereof are being acquired solely for Lender's own account and not as a

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nominee for any other party, and for investment, and that Lender will not offer, sell or otherwise dispose of this Note or any shares to be issued upon conversion hereof except under circumstances that will not result in a violation of applicable federal and state securities laws. Upon conversion of this Note, Lender shall, confirm in writing, in a form satisfactory to the Company, that the shares so purchased are being acquired solely for Lender's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale. Lender acknowledges and agrees that this Note may not be converted unless the Lender provides the Comapny with a written certification that this Note is not being converted by or on behalf of any "U.S. Person" as such term is defined in Rule 902 of Regulations S under the 1933 Act, or provides a written opinion of United States counsel of recognized standing, in form and substance satisfactory to the Comapny, to the effect that this Note and the shares to be issued upon its exercise have been registered under the 1933
Act and registered or qualified under applicable securities laws of any state or other jurisdiction, or are exempt from such registration or qualification. The Lender further acknowledges and agrees that hedging transactions, including but not limited to short sales, swaps or derivative securities transactions may not be conducted unless in compliance with the 1933 Act. All shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth below, appropriate notations thereof will be made in the Companies' stock transfer books, and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the shares.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION. HEDGING TRANSACTIONS, INCLUDING, BUT NOT LIMITED TO, SHORT SALES, SWAPS OR DERIVATIVE SECURITIES TRANSACTIONS, INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY MAY BE MADE IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION UNLESS THERE SHALL HAVE BEEN DELIVERED TO THE ISSUER A WRITTEN OPINION OF UNITED STATES COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

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7. SUCCESSORS AND ASSIGNS.

The rights and obligations of Company and Lender under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties; provided that Company may not assign or transfer any of its rights or obligations under any Transaction Document without the prior written consent of Lender. Lender may at any time sell, assign, grant participations in, or otherwise transfer to any other Person all or part of the obligations of Company under this Note and the other Transaction Documents. All references in this Note to any Person shall be deemed to include all permitted successors and assigns of such Person, Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company.

8. WAIVER AND AMENDMENT.

This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Lender. Each waiver or consent under any provision hereof shall be effective only in the specific instance and purpose for which given.

9. NOTICES.

Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Lender under this Note shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by courier, on the day delivered: (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid upon receipt; (e) when faxed, provided the fax is sent prior to 5:00 pm on a Business Day on the day the fax is sent otherwise on the next Business day.

     Lender:

                Caledonia Corporate Management Group Limited
                De La Plaine House
                # 28 Parliament Street
                PO BOX C8-1235

                Attention: William Jennings, Managing Director
                Fax:

     Company:

                NEUTRON ENTERPRISES, INC.
                3500 De Maisonneuve West
                2 Place Alexis Nihon
                Suite 1650
                Montreal Quebec
                H3Z 3C1
                Fax: (5 14) 933-9710

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10. GOVERNING LAW; JURISDICTION.

This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the Province of Ontario. Any action or proceeding relating in any way to this Note or the other Transaction Documents may be brought and enforced in the courts of the Province of Ontario. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Company or Lender as provided for notices hereunder.

11. EXPENSES.

The Company shall pay on demand, (a) all reasonable fees and expenses, including reasonable legal fees and expenses, incurred by Lender in connection with the preparation, execution and delivery of, and the exercise of its rights and duties under, this Note and the other Transaction Documents, and the preparation of amendments and waivers hereunder and thereunder; and (b) all reasonable fees and expenses, including reasonable legal fees and expenses incurred by Lender in the enforcement or attempt to enforce any of the obligations which is not performed as and when required by this Note or the other Transaction Documents.

12. CUMULATIVE RIGHTS, etc.

The rights, powers and remedies of Lender under this Note shall he in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's rights hereunder.

13. PAYMENTS FREE OF TAXES, Etc.

All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and /or future taxes, levies, charges or deductions. The Company will deduct from any interest payment, and remit to the appropriate tax authorities the relevant amount of withholding tax, if any, mandated by the tax authorities, based on the residence of the lender as notified by the lender. The Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Note.

14. PARTIAL INVALIDITY.

If at any time any provision of this Note is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Note nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

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15. INTERPRETIVE PROVISIONS.

References in this Note and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

The words "hereof," " herein" and "hereunder" and words of similar import when used in this Note or any other Transaction Document refer to this Note or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Note or such other Transaction Document, as the case may be.

References in this Note to 'Sections' or "Schedules" are to sections or schedules herein or hereto unless otherwise indicated.

The words 'include" and ', including" and words of similar import when used in this Agreement shall not be construed to be limiting or exclusive.

The word "or" when used in this Note shall mean either as well as both.

Headings in this Note are for convenience of reference only and are not part of the substance hereof. All terms defined in this Note in the singular form shall have comparable meanings when used in the plural form and vice versa.

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                        NEUTRON ENTERPRISE, INC.


                                        Per: /s/ Rory Olson
                                             -----------------------------------
                                             Name: Rory Olson
                                             Title: Chief Executive Officer

                                        I have the authority to bind the
                                        Corporation

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                                   APPENDIX A
                              NOTICE OF CONVERSION

To: Neutron Enterprises, Inc.
    [                       ]
    [                       ]

     Attention: Chief Executive Officer

     (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of Neutron Enterprises, Inc., a Nevada corporation, pursuant to the terms of the attached Note, and tenders herewith payment for such shares in full in accordance with the terms of the Note by converting $_________ principal amount of the Note and $__________ of accrued and unpaid interest due on such principal amount.

     (2) In converting this Note, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion hereof are being acquired solely for the account of the undersigned, not as a nominee for any other party, and for investment purposes only (unless such shares are subject to resale pursuant to an effective prospectus), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.

     (3) The undersigned hereby certifies that:

     |_| This Note is not being converted by or on behalf of any "U.S. Person" as such term is defined in Rule 902 of Regulation S under the Securities Act, or

     |_| Enclosed is a written opinion of United States counsel of recognized standing, in form and substance satisfactory to the issuer, to the effect that this Note and the securities to be issued upon its conversion have been registered under the Securities Act and registered or qualified under applicable securities laws of any state or other jurisdiction, or are exempt from such registration or qualification.

     (4) Terms not otherwise defined in this Notice of Conversion shall have the meanings ascribed to such terms in the attached Note.

     (5) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned.

                                        HOLDER


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(Date)                                  (Signature)